Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Frank Cappello

 (216) 432-6278

SIFCO Industries, Inc. to Webcast Presentation from The Wall Street Analysts

Forum on March 1, 2011

Cleveland, Ohio, February 24, 2011: SIFCO Industries, Inc. (NYSE Amex : SIF) plans to webcast an executive level management presentation on Tuesday, March 1, 2011, at 10:35 a.m. ET from The Wall Street Analysts Forum’s 22nd Annual Analyst Conference to be held at the University Club (1 West 54th Street) in New York City. The audio presentation and presentation slides will be webcast live and can be accessed at http://www.wsw.com/webcast/wsaf18/sif

Audio replays of the presentation will be accessible through SIFCO’s website (www.sifco.com) for three months, beginning immediately following the live webcast.

About SIFCO Industries, Inc. - SIFCO Industries, Inc. (“Company”) is engaged in the production and sale of a variety of metalworking processes, services and products produced primarily to the specific design requirements of its customers. The processes and services include forging, heat-treating, coating, welding, machining and selective electrochemical finishing. The products include forgings, machined forged parts and other machined metal parts, remanufactured component parts for turbine engines, and selective electrochemical finishing solutions and equipment. The Company’s operations are conducted in three business segments: (1) Aerospace Component Manufacturing Group, (2) Turbine Components Services and Repair Group, and (3) Applied Surface Concepts Group.

Forward-Looking Language

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company’s Form 10-Q for the quarter ended December 31, 2010 can be accessed through its website at www.sifco.com, or on the Securities and Exchange Commission’s website at www.sec.gov.